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EXHIBIT 12

                       PFIZER INC AND SUBSIDIARY COMPANIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                        Year Ended December 31,
                                                  (millions of dollars, except ratio)
                                               2002               2001               2000               1999               1998
                                              -------            -------            -------            -------            -------
Determination of Earnings:
Income from continuing operations
    before provision for taxes on income,
    minority interests and cumulative effect
    of a change in accounting principle       $11,796            $ 9,984            $ 5,501            $ 6,945            $ 4,397
Less:
    Minority interests                              6                 14                 13                  5                  2
                                              -------            -------            -------            -------            -------
    Adjusted income                            11,790              9,970              5,488              6,940              4,395
    Fixed charges                                 365                359                478                463                334
                                              -------            -------            -------            -------            -------
       Total earnings as defined              $12,155            $10,329            $ 5,966            $ 7,403            $ 4,729
                                              =======            =======            =======            =======            =======
Fixed charges

    Interest expense (a)                      $   251            $   266            $   381            $   364            $   251
    Rents (b)                                     114                 93                 97                 99                 83
                                              -------            -------            -------            -------            -------
    Fixed charges                                 365                359                478                463                334
Capitalized interest                               28                 56                 46                 40                 26
                                              -------            -------            -------            -------            -------
     Total fixed charges                      $   393            $   415            $   524            $   503            $   360
                                              =======            =======            =======            =======            =======

Ratio of earnings to fixed charges               30.9               24.9               11.4               14.7               13.1
                                              =======            =======            =======            =======            =======
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All financial data for 2002, 2001 and 2000 reflect our confectionery, shaving and fish-care products businesses as well as certain women's health product lines as discontinued operations. We have not restated periods prior to 2000 for these discontinued operations because the data are not available. After we reorganized our financial systems due to the merger with Warner-Lambert Company, the level of detail necessary to develop financial information for these discontinued operations for periods prior to 2000 was no longer available.

(a)       Interest expense includes amortization of debt discount and expenses.

(b) Rents included in the computation consist of one-third of rental expense which we believe to be a conservative estimate of an interest factor in our leases, which are not material.